EXHIBIT 4.2

Rights Certificate No.:	Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                     , 2004 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST.

JMG EXPLORATION, INC.

Incorporated under the laws of the State of Nevada

CUSIP NO.:

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase                     Units of JMG Exploration, Inc.

Consisting of One share of Common Stock and

One Common Stock Purchase Warrant.

Subscription Price: $4.00 per unit

The Subscription Rights Will Expire If Not Exercised On or Before 5:00 P.M.,

New York City Time, on                     , 2004,

Unless Extended or the Rights Offering is Terminated By the Company

REGISTERED OWNER:

      THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase, at the subscription price per unit of $4.00 (the "Subscription Price") consisting of one share of common stock of JMG Exploration, Inc., a Nevada corporation (the "Company") and one common stock purchase warrant to acquire one share of JMG Exploration, Inc. common stock for $4.25 per share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions for Use of JMG Exploration Subscription Rights Certificates" accompanying this Subscription Rights Certificate.

      The Rights represented by this Subscription Rights Certificate may be exercised by completing Form-1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Right subscribed for in accordance with the "Instructions for Use of JMG Exploration Subscription Rights Certificates" that accompany this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold as provided in the prospectus by completing the appropriate forms on the reverse side hereof in accordance with the "Instructions for use of JMG Exploration Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

      This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

      IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed under its corporate seal.

Dated:                     , 2004

JMG EXPLORATION, INC.

By:

Name:
Title:

By:

Name: Randall M. Gates
Title: Chief Financial Officer

COUNTERSIGNED AND REGISTERED BY:

Corporate Stock Transfer, Denver, Colorado

Transfer Agent And Registrar

By: Name: Title:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

For delivery by mail:

Corporate Stock Transfer

3200 Cherry Creek South Dr Ste 240

Denver, CO 80209

By hand delivery or overnight courier:

Corporate Stock Transfer

3200 Cherry Creek South Dr Ste 240

Denver, CO 80209

Tel: (303) 282-4800

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 — EXERCISE OF SUBSCRIPTION RIGHTS

      To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.

I apply for		Units x $4.00 =
	(No. of Units)	(Subscription price)	(Payment)

METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "Corporate Stock Transfer, as Subscription Agent for JMG Exploration, Inc." Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by Corporate Stock Transfer, as Subscription Agent for JMG Exploration, Inc., for purposes of accepting subscriptions in this Rights Offering ________________, Corporate Stock Transfer Escrow Account No. _________.

FORM 2 — SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

     To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

      For value received                                of the subscription rights represented by this Subscription Rights Certificate are assigned to:

(Print Full Name of Assignee)

(Print Full Address)

Tax ID or Social Security No.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FOR INSTRUCTIONS ON THE USE OF JMG EXPLORATION, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT ____________, THE INFORMATION AGENT. SHAREHOLDERS PLEASE CALL TOLL-FREE (800) _______. BANKS AND BROKERAGE FIRMS PLEASE CALL _______.

FORM 3 — DELIVERY TO DIFFERENT ADDRESS

      If you wish for the common stock and common stock purchase warrants underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4 — SIGNATURE

      I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5 — SIGNATURE GUARANTEE

      This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.